SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2003

_________________

CORINTHIAN COLLEGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 427-3000

N/A
(Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the terms of the Stock Purchase and Sale Agreement, dated June 9, 2003 (the “Purchase Agreement”), by and among Career Choices, Inc. (“Career Choices”) and the Sellers named therein (collectively, the “Sellers”), and Corinthian Colleges, Inc. (the “Company”), the Company acquired all of the outstanding capital stock of Career Choices from the Sellers on August 1, 2003. The total consideration paid by the Company in connection with the acquisition was approximately $58 million, including repayment of approximately $13.2 million of outstanding indebtedness of Career Choices and after giving effect to certain projected closing balance sheet adjustments as required by the Purchase Agreement. In accordance with the terms of the Purchase Agreement, the foregoing purchase price is subject to adjustments based on a final determination of the foregoing balance sheet adjustments for Career Choices as of August 1, 2003.

     The full amount of the purchase price, including the projected adjustment, was paid by the Company in cash at the Closing. To fund the purchase price for Career Choices, the Company used a combination of available cash and borrowings under its $100 million credit facility.

     Career Choices operates 10 schools in California, Washington and Oregon under the Sequoia Institute, Ashmead College and Eton Technical Institute trade names. Sequoia Institute, located in Fremont, California, was founded in 1962 and offers an accredited associate of applied science degree, and diploma and certificate programs in automotive technology and heating/ventilation/air conditioning (HVAC) technology. Ashmead College, founded in 1974, and Eton Technical Institute, founded in 1922, collectively operate 9 schools located in Washington and Oregon. These schools offer accredited diploma programs in allied health including the popular fields of massage therapy, dental assisting and medical assisting.

     Additionally, pursuant to the terms of the Asset Purchase Agreement, dated June 4, 2003 (the “Asset Purchase Agreement”), by and among East Coast Aero Tech, LLC., a Massachusetts limited liability company (“ECAT”), Samuel R. Morgan III and William S. McLaughlin (collectively, the “Owners”), and Wyo-Tech Acquisition Corp., a Delaware corporation now known as Titan Schools, Inc. (“TSi”), the Company, through TSi, acquired substantially all of the assets of ECAT on August 6, 2003. The total consideration paid by the Company in connection with the acquisition was approximately $2.9 million, including repayment of approximately $38,000 of outstanding indebtedness of ECAT, plus or minus certain balance sheet adjustments in accordance with the terms of the Asset Purchase Agreement. To fund the purchase price for substantially all of the assets of ECAT, the Company used a combination of available cash and borrowings under its $100 million credit facility.

     ECAT has been a leader in aircraft maintenance technology training since 1932. With its one campus based at Hanscom Field near Boston, Massachusetts, ECAT offers accredited programs in airframe and powerplant, which prepare students to become Federal Aviation Administration (FAA) certified Aviation Maintenance Technicians.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)   The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

By:	/s/ Dennis N. Beal

Dennis N. Beal, Executive Vice President and Chief Financial Officer

Date: August 14, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase and Sale Agreement, dated as of June 9, 2003, by and among Corinthian Colleges, Inc., Career Choices, Inc., and the Sellers listed therein (incorporated by reference to Exhibit 2.1 to the Form 8-K of the Company filed with the Securities and Exchange Commission on June 12, 2003).

2.2	Asset Purchase Agreement, dated as of June 4, 2003, by and among Wyo-Tech Acquisition Corp. (now known as Titan Schools, Inc.), East Coast Aero Tech, LLC, Samuel R. Morgan III and William S. McLaughlin (incorporated by reference to Exhibit 2.2 to the Form 8-K of the Company filed with the Securities and Exchange Commission on June 12, 2003).

99.1	Text of press release of Corinthian Colleges, Inc. issued August 4, 2003.

99.2	Text of press release of Corinthian Colleges, Inc. issued August 7, 2003.